September 18, 2012

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Re:	MusclePharm Corporation

File Reference No. 000-53166

We have read MusclePharm Corporation’s statements included in Item 4.01 on Form 8-K. We agree with such statements made regarding our firm.

We consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Very truly yours,

Berman & Company, P.A.